UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 2, 2006

KMG America Corporation

(Exact Name of Registrant as Specified in Charter)

Virginia	1-32377	20-1377270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12600 Whitewater Drive, Suite 150
Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-4800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 2, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of KMG America Corporation (“KMG America”) reviewed and recommended one year extensions of the employment agreements of the following named executive officers of KMG America and Kanawha Insurance Company (“Kanawha”):

Scott H. DeLong III	Senior Vice President and Chief Financial Officer of KMG America
Paul F. Kraemer	Senior Vice President, Sales of KMG America
Paul P. Moore	Senior Vice President, Sales of KMG America

The recommended extensions were approved by KMG America’s Board of Directors on November 2, 2006. The one year extensions result in the term of each employment agreement being extended through December 31, 2009. The employment agreement of Kenneth U. Kuk, Chairman and Chief Executive Officer of KMG America, automatically extends by one month on the first calendar day of each month, unless KMG America or Mr. Kuk provide the other with 90 days’ prior written notice of non-renewal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG AMERICA CORPORATION
(Registrant)

Date: November 6, 2006	By:	/s/ James E. Nelson
James E. Nelson
Senior Vice President, General Counsel & Secretary

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